Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-275725, 333-268732, 333-267589 and 333-261939) on Form S-8 of our report dated March 28, 2025, with respect to the consolidated financial statements of CI&T Inc..

/s/ KPMG Auditores Independentes Ltda.

Campinas, Brazil
March 28, 2025